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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2022

TIMBER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37411	59-3843182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Allen Road, Suite 401

Basking Ridge, NJ 07920

(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 636-7160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TMBR	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 3, 2022, Timber Pharmaceuticals, Inc. (the “Company” or “Timber”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional accredited investors (the “Investors”) to sell, in a registered direct offering (the “Registered Offering”) (i) 13,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) Series 1 common warrants to purchase up to an aggregate of 13,000,000 shares of Common Stock (the “Series 1 Warrants”).  The Series 1 Warrants are immediately exercisable at an exercise price of $0.10 per share and will expire two and one-half years following the initial exercise date. The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors, and customary indemnification rights and obligations of the parties. Total gross proceeds from the Registered Offering, before deducting the placement agent's fees and other estimated offering expenses, is $1.3 million.  The Registered Offering closed on October 3, 2022.

The Company filed a prospectus supplement (the “Prospectus Supplement”) on October 3, 2022, with the Securities and Exchange Commission (the “SEC”) in connection with the Registered Offering. The shares of Common Stock and Series 1 Warrant Shares were offered pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-255743) (the “Registration Statement”), which was declared effective by the SEC on May 11, 2021, the accompanying base prospectus dated May 11, 2021 contained within the Registration Statement, and the Prospectus Supplement.

In a concurrent private placement (the “Concurrent Private Placement Offering” and, together with the Registered Offering, the “Offerings”) the Company has also agreed to issue (i) Series 2 common warrants (the “Series 2 Warrants,” and together with the Series 1 Warrants, the “Warrants”) to purchase up to an aggregate of 13,000,000 shares of underlying Common Stock (the “Series 2 Warrant Shares”), and (ii) 13,000 shares of Series B Mirroring Preferred Stock (the “Series B Preferred Stock”). Each share of Series B Preferred Stock has a stated value of $0.001 per share. The Series 2 Warrants are exercisable on the date six (6) months following the date of issuance at an exercise price of $0.12 per share and will expire two and one-half years following the initial exercise date. The Series B Preferred Stock, Series 2 Warrants and Series 2 Warrant Shares issuable upon exercise of the Series 2 Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

As compensation to H.C. Wainwright & Co., LLC (the “Placement Agent”), as the exclusive placement agent in connection with the Registered Offering, the Company paid the Placement Agent a cash fee of 6% of the aggregate gross proceeds raised in the Registered Offering, and reimbursed the Placement Agent for legal fees and expenses up to $40,000, non-accountable expenses of $25,000 and $15,950 for clearing expenses.

The Purchase Agreement, form of Series 1 Warrant and form of Series 2 Warrant are attached as Exhibits 10.1, 4.1 and 4.2 hereto, respectively, and the description of the terms of the Purchase Agreement and the Warrants are qualified in their entirety by reference to such exhibits. A copy of the opinion of Lowenstein Sandler LLP relating to the legality of the issuance and sale of the securities in the Registered Offering is attached as Exhibit 5.1 hereto.

The Company expects to call a special meeting of stockholders for the approval of an amendment to the Company’s certificate of incorporation to effect a reverse split of the Common Stock (the “Reverse Split Amendment”). The Series B Preferred Stock has super voting rights on the Reverse Split Amendment equal to 10,000,000 votes per share of Series B Preferred Stock. The voting rights of the Series B Preferred Stock were established in order to maintain the Company’s NYSE American listing by raising the average minimum bid price of the Common Stock to over $0.20 for 30 consecutive trading days.

Neither the disclosures on this Form 8-K nor the attached press releases shall constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02.Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Concurrent Private Placement Offering, Series B Preferred Stock and the Series 2 Warrants is hereby incorporated by reference into this Item 3.02. The Series B Preferred Stock, Series 2 Warrants and Series 2 Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 3.03.Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.03.Amendments to Articles of Incorporation or Bylaws.

Series B Preferred Stock

On October 3, 2022, the Company filed a Certificate of Designation with the Secretary of State for the State of Delaware (the “Series B Certificate of Designation”) designating 13,000 shares out of the authorized but unissued shares of its preferred stock as Series B Preferred Stock.  The following is a summary of the principal terms of the Series B Preferred Stock.

Dividends

No dividends shall be paid on shares of the Series B Preferred Stock.

Voting Rights

The holders of shares of Series B Preferred Stock shall have no voting rights whatsoever and shall not vote separately or together with holders of shares of Common Stock or any other class or series of capital stock of the Company on any matters submitted to a vote of the stockholders of the Company, except as expressly specified herein or as required by applicable law.  Notwithstanding the foregoing, each share of Series B Preferred Stock shall entitle the holder thereof to 10,000,000 votes per each share of Series B Preferred Stock solely and exclusively with respect to the Reverse Split Amendment and any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Reverse Split Amendment, voting together with the Common Stock and any other issued and outstanding shares of preferred stock of the Company as a single class.

Each holder of Series B Preferred Stock covenants to vote, and shall cause its affiliates to vote, the shares of Series B Preferred Stock on any proposal presented to the stockholders of the Company for purposes of approving the Reverse Split Amendment  and any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Reverse Split Amendment and agrees that such shares of Series B Preferred Stock, shall, to the extent voted in favor of the proposals, be automatically and without further action of the holders voted in the same proportions as shares of Common Stock (excluding any shares of Common Stock that are not voted) and any other issued and outstanding shares of preferred stock of the Corporation (other than the Series B Preferred Stock or shares of such preferred stock not voted) are voted on the Reverse Split Amendment and the related adjournment proposal. For the avoidance of doubt, and for illustrative purposes only, if 30% of the aggregate votes cast by Common Stock in connection with the Reverse Split Amendment are voted against such proposal and 70% of the aggregate votes cast by Common Stock voting in connection with the Reverse Split Amendment are voted in favor thereof, then 30% of the votes cast by the shares of Series B Preferred Stock voting in connection with the Reverse Split Amendment shall vote against the approval of the Reverse Split Amendment and 70% of such votes cast by the shares of Series B Preferred Stock shall vote in favor of the approval of the Reverse Split Amendment.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the stated value for each share of Series B Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series B Preferred Stock shall be ratably distributed among the holders of the Series B Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Cancellation

Upon effectiveness of the Reverse Split Amendment, each share of Series B Preferred Stock shall be automatically transferred to the Company and cancelled for no consideration with no action on behalf of the holders of Series B Preferred Stock. Such shares shall resume the status of authorized but unissued preferred stock and will no longer be designated as Series B Mirroring Preferred Stock.

Preemptive Rights

No holders of Series B Preferred Stock will, as holders of Series B Preferred Stock, have any preemptive rights to purchase or subscribe for our Common Stock or any of our other securities.

Redemption

The Series B Preferred Stock are not redeemable by the Company.

Trading Market

There is no established trading market for any of the Series B Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series B Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series B Preferred Stock will be limited.

Item 8.01.Other Events.

On October 3, 2022, the Company issued a press release announcing that it had commenced the Offerings. A copy of this press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Mirroring Preferred Stock filed with the Secretary of State of the State of Delaware on October 3, 2022
3.2	Form of Series B Mirroring Preferred Stock Certificate
4.1	Form of Series 1 Warrant
4.2	Form of Series 2 Warrant
5.1	Opinion of Lowenstein Sandler LLP
10.1	Form of Securities Purchase Agreement, dated October 3, 2022, by and among Timber Pharmaceuticals, Inc. and the purchaser signatories thereto
23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
99.1	Press release dated October 3, 2022
104	Cover Page Interactive Date File (embedded within the Inline XRBL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timber Pharmaceuticals, Inc.

Date: October 3, 2022	By:	/s/ John Koconis
	Name:	John Koconis
	Title:	Chief Executive Officer and Chairman of the Board of Directors